Exhibit 99.2

FOR IMMEDIATE RELEASE

Sow Good Posts Investor Presentation in Connection with
Nachu Graphite Project Acquisition

Irving, Texas, April 22, 2026 – Sow Good Inc. (Nasdaq: SOWG) (“Sow Good” or the “Company”) today posted to its investor relations website an investor presentation (the “Presentation”) prepared in connection with the Company’s previously announced definitive share purchase agreement to acquire 100% of the issued and outstanding shares of the wholly owned Tanzanian subsidiaries of Ryzon Materials Ltd (“Ryzon”), which together hold the Nachu Graphite Project located in the Ruangwa District, Lindi Region of Southern Tanzania (the “Transaction”). The Presentation has been furnished in a Current Report on Form 8-K with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to Item 7.01 (Regulation FD Disclosure) of Form 8-K, and is included as Exhibit 99.1. The Form 8-K and Presentation are available on the SEC’s website at www.sec.gov and on the Company’s investor relations website at www.sowginc.com under the “Investors” tab.

The Presentation provides an overview of the Nachu Graphite Project, the strategic rationale for the Transaction, and other information relating to the proposed acquisition of the Tanzanian subsidiaries of Ryzon. The Form 8-K and Exhibit 99.1 are furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall they be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Important Information for Investors

In connection with the Transaction, the Company intends to file with the SEC an Information Statement pursuant to Section 14(c) of the Exchange Act, in preliminary and definitive form, and other required documents regarding the Transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE INFORMATION STATEMENT, AS MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND OTHER RELEVANT DOCUMENTS FILED BY SOW GOOD WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT SOW GOOD, RYZON, THE TRANSACTION, AND THE RELATED RISKS AND RELATED MATTERS.

The Information Statement will be mailed to stockholders of Sow Good. Investors will be able to obtain free copies of the Information Statement, as may be amended or supplemented, and other relevant documents filed by the Company with the SEC (when they become available) through the website maintained by the SEC at www.sec.gov. Copies of documents filed or furnished with the SEC by Sow Good, including the Information Statement (when available), will be available free of charge from Sow Good’s website at www.sowginc.com under the “Investors” tab.

Important Cautionary Note Regarding Mineral Estimates and Technical Disclosure

The Presentation contains references to mineral resource and mineral reserve estimates, economic analyses, and other technical information relating to the Nachu Graphite Project prepared by Ryzon in accordance with the Australasian Code for Reporting of Exploration Results, Mineral Resources and Ore Reserves (the “JORC Code 2012”). The JORC Code 2012 is an internationally recognized reporting code but differs in certain material respects from the requirements of Subpart 229.1300 of Regulation S-K (“S-K 1300”), the disclosure standard applicable to Sow Good as an SEC registrant. These estimates constitute historical estimates within the meaning of S-K 1300 and have not been independently verified by, and are not adopted or endorsed by, the Company.

Investors should not place undue reliance on Ryzon’s historical estimates. Following closing of the Transaction, the Company intends to commission a technical report summary for the Nachu Project in compliance with S-K 1300, prepared by an independent qualified person, and to file such report with the SEC as required.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts may be forward-looking statements, including, without limitation, statements regarding the expected timing and completion of the Transaction; the anticipated benefits of the Transaction; the expected development of the Nachu Graphite Project; the anticipated receipt of stockholder and regulatory approvals; the future financial and operational performance of the Company following the Transaction; and the Company’s ability to commission a technical report summary in compliance with S-K 1300. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, including: the failure to obtain required stockholder or regulatory approvals; changes in market conditions; geopolitical risks in Tanzania; the potential need to re-confirm or re-establish offtake arrangements; technical and development risks associated with the Nachu Project; and the other risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and other filings with the SEC. There is no assurance that all conditions to closing will be satisfied or waived or that the Transaction will be completed on the terms described herein or at all. All information in this press release is as of the date hereof, and the Company undertakes no obligation to update or revise any forward-looking statement except as required by law.

About Sow Good Inc.

Sow Good Inc. (Nasdaq: SOWG) is a Nasdaq-listed company operating a consumer packaged goods business focused on freeze-dried candy and snack products. Following the closing of the Transaction, the Company intends to operate as a critical minerals developer and battery anode materials company through the Nachu Graphite Project in Tanzania, with its current consumer products business continuing as a separate segment.

Contact:

Sow Good Inc.

Sam Goldberg

Chief Executive Officer

sgoldberg@sowgoodinc.com